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                                                                      EXHBIT 4.6

                                    FORM OF
                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES
                               EACH REPRESENTING

                      [INSERT DESIGNATION] PREFERRED STOCK

                               ($1.00 PAR VALUE)

                                       OF
                                 PNC BANK CORP.

       (INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA)

                           --------------------------

                               [This Receipt is transferable in New York, N.Y.]

No.

     [Name of Depositary], a [national banking association] with its principal offices at the time of the execution of the Deposit Agreement (as defined below) at [address], as Depositary (the "Depositary"), hereby certifies that is the registered owner of Depositary Shares, each Depositary Share representing [specify fraction] of one [insert designation] share of Preferred Stock, $1.00 par value per share, of PNC Bank Corp., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Corporation"), on deposit with the Depositary subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of [date] (the "Deposit Agreement"), between the Corporation and the Depositary.

     This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a registrar in respect of this Receipt by the manual signature of a duly authorized officer thereof.

Dated:                                         NAME OF DEPOSITARY,
                                                   Depositary

                                        By:
                                           -----------------------------
                                               Authorized Officer

Countersigned:
[Registrar]

  By:
      ---------------------------------
            Authorized Officer

     A COPY OF THE DEPOSIT AGREEMENT AND A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, INTERESTS, PREFERENCE AND RESTRICTIONS OF THE SHARES REPRESENTED BY THIS RECEIPT AND OF EACH CLASS OF SHARES OR SERIES THEREOF THAT THE CORPORATION IS AUTHORIZED TO ISSUE WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH HOLDER OF A RECEIPT UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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     The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws and regulations.

TEN COM             -   as tenants in common
TEN ENT             -   as tenants by the entireties
JT TEN              -   as joint tenants with right of survivorship
                        and not as tenants in common
UNIF GIFT MIN ACT   -                        Custodian
                        --------------------           ------------------------
                        (Cust)                                     (Minor)
                        under Uniform Gifts to Minors
                        Act
                           ----------------------------------------------------
                                                (State)

                        Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,
                        --------------------------------------------------------
hereby sell, assign and transfer unto

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Please Print or Type Name and Address Including Zip Code of Assignee

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Please insert Social Security or Other
Identifying Number of Assignee

                                                                      Depositary
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Shares represented by the written Receipt, and do hereby irrevocably constitute and appoint
                       -----------------------------------------------
Attorney to transfer said receipt on the books of the within named Corporation with full power of substitution in the premises.

   Dated:                                 Signature
         ---------------------------                -------------------------
                                          NOTE: The signature of this assignment
                                          must correspond with the name as
                                          written upon the face of the Receipt
                                          in every particular, without
                                          alteration or enlargement, or any
                                          change whatever.